 Filed Pursuant to Rule 424(b)(2)
 Registration No. 333-281019
PROSPECTUS SUPPLEMENT
(To prospectus dated July 25, 2024)
$300,000,000 First Mortgage Bonds 4.650% Series Due 2029
$550,000,000 First Mortgage Bonds 5.100% Series Due 2031
$800,000,000 First Mortgage Bonds 5.450% Series Due 2033
$850,000,000 First Mortgage Bonds 5.800% Series Due 2036

PacifiCorp is offering $300,000,000 aggregate principal amount of its 4.650% first mortgage bonds due 2029 (the “2029 bonds”), $550,000,000 aggregate principal amount of its 5.100% first mortgage bonds due 2031 (the “2031 bonds”), $800,000,000 aggregate principal amount of its 5.450% first mortgage bonds due 2033 (the “2033 bonds”), and $850,000,000 aggregate principal amount of its 5.800% first mortgage bonds due 2036 (the “2036 bonds” and together with the 2029 bonds, the 2031 bonds, and the 2033 bonds, the “bonds”).
We will pay interest semi-annually on the bonds on April 15 and October 15 of each year, beginning on October 15, 2026.
We may redeem some or all of each series of the bonds at our option at any time before maturity at the applicable redemption prices described under the caption “Description of the Bonds — Optional Redemption.”
The bonds will be direct, senior secured obligations of ours and will be secured equally and ratably with all of our other first mortgage bonds from time to time outstanding.
We will not apply for listing of any series of the bonds on any securities exchange or include them in any automated dealer quotation system. Currently, there is no public market for any series of the bonds.
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer to, and the bonds should not be purchased, held or otherwise acquired by a “specified foreign entity” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (“specified foreign entity”). Each purchaser of the bonds, by accepting such bonds, will be deemed to have represented, warranted and agreed that it is not, and will not be, for its taxable year that includes the date of the original issuance of the bonds, a “specified foreign entity.”
Investing in the bonds involves risks. See “Risk Factors” on page S-7 for information on certain matters you should consider before purchasing the bonds.
	Public Offering Price(1)	Underwriting Discount(2)	Proceeds to PacifiCorp (Before Expenses)
Per 2029 Bond	99.859%	0.350%	99.509%
Bonds Total	$299,577,000	$1,050,000	$298,527,000
Per 2031 Bond	99.992%	0.400%	99.592%
Bonds Total	$549,956,000	$2,200,000	$547,756,000
Per 2033 Bond	99.851%	0.450%	99.401%
Bonds Total	$798,808,000	$3,600,000	$795,208,000
Per 2036 Bond	99.724%	0.600%	99.124%
Bonds Total	$847,654,000	$5,100,000	$842,554,000
Total	$2,495,995,000	$11,950,000	$2,484,045,000

(1)
Plus accrued interest, if any, from March 25, 2026.

(2)
The underwriters have agreed to make a payment to us in an amount equal to $2,875,000 in respect of expenses incurred by us in connection with the offering. See “Underwriting.”

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The bonds are expected to be delivered in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking S.A. and Euroclear Bank S.A./N.V., as operator of the Euroclear System, against payment in New York, New York on or about March 25, 2026.
Joint Book-Running Managers
J.P. Morgan	Mizuho	Wells Fargo Securities
Barclays	PNC Capital Markets LLC
Co-Managers
BofA Securities	BMO Capital Markets	Citigroup	MUFG	SMBC Nikko	TD Securities	US Bancorp

The date of this prospectus supplement is March 23, 2026.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of each series of the bonds we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the bonds we are offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference, any related freewriting prospectus issued by us and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information.” This prospectus supplement, or the information incorporated by reference, may add to, update or change information in the accompanying prospectus. If information in this prospectus supplement or in the information incorporated by reference is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.
The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the applicable date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or a solicitation of an offer to buy these securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

PROSPECTUS SUPPLEMENT SUMMARY
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires, the words “Company,” “we,” “our,” “us” and “PacifiCorp” refer to PacifiCorp, an Oregon corporation, and its subsidiaries. References to the “Mortgage” are to the Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, with The Bank of New York Mellon Trust Company, N.A., as successor trustee.
The following summary contains basic information about PacifiCorp and this offering and is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and by the documents incorporated by reference into this prospectus supplement. It may not contain all of the information that is important to you. The “Description of the Bonds” section of this prospectus supplement contains more detailed information regarding the terms and conditions of the bonds. You should carefully read this entire prospectus supplement, the accompanying prospectus, our financial statements and the notes thereto and the other documents incorporated by reference into this prospectus supplement, including the section entitled “Risk Factors,” before making an investment decision.
PACIFICORP
PacifiCorp, an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (“BHE”), is a U.S. regulated electric utility company headquartered in Oregon that serves approximately 2.1 million retail electric customers in portions of Utah, Oregon, Wyoming, Washington, Idaho and California. PacifiCorp is principally engaged in the business of generating, transmitting, distributing and selling electricity. PacifiCorp’s combined service territory covers approximately 141,500 square miles and includes diverse regional economies across six states. No single segment of the economy dominates the combined service territory, which helps mitigate PacifiCorp’s exposure to economic fluctuations. In the eastern portion of the service territory, consisting of Utah, Wyoming and southeastern Idaho, the principal industries are manufacturing, mining or extraction of natural resources, agriculture, technology, recreation and government. In the western portion of the service territory, consisting of Oregon, southern Washington and northern California, the principal industries are agriculture, manufacturing, forest products, food processing, technology, government and primary metals. In addition to retail sales, PacifiCorp buys and sells electricity on the wholesale market with other utilities, energy marketing companies, financial institutions and other market participants to balance and optimize the economic benefits of electricity generation, retail customer loads and existing wholesale transactions. Certain PacifiCorp subsidiaries support its electric utility operations by providing coal mining services.
PacifiCorp’s operations are conducted under numerous franchise agreements, certificates, permits and licenses obtained from federal, state and local authorities. The average term of the franchise agreements is approximately 21 years. Several of these franchise agreements allow the municipality the right to seek amendment to the franchise agreement at a specified time during the term. PacifiCorp generally has an exclusive right to serve electric customers within its service territories and, in turn, has an obligation to provide electric service to those customers. In return, the state utility commissions have established rates on a cost-of-service basis, which are designed to allow PacifiCorp an opportunity to recover its costs of providing services and to earn a reasonable return on its investments.
PacifiCorp was incorporated under the laws of the state of Oregon in 1989. Its principal executive offices are located at 825 N.E. Multnomah Street, Portland, Oregon 97232, its telephone number is (888) 221-7070 and its internet address is www.pacificorp.com. PacifiCorp delivers electricity to customers in Utah, Wyoming and Idaho under the trade name Rocky Mountain Power and to customers in Oregon, Washington and California under the trade name Pacific Power.
All shares of PacifiCorp’s common stock are indirectly held by BHE.
For additional information concerning our business and affairs, including our capital requirements, external financing arrangements and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus supplement as described in the sections entitled “Incorporation by Reference” elsewhere in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

RECENT DEVELOPMENTS
February Offerings
On February 5, 2026, PacifiCorp issued $1,100,000,000 in aggregate principal amount of 7.125% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due August 15, 2056 (the “February JSNs”) under its indenture, dated as of March 20, 2025, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Second Supplemental Indenture, dated as of February 5, 2026, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee. The net proceeds from the sale of the February JSNs were used for general corporate purposes, a portion of which was used to repay short-term debt.
On February 6, 2026, PacifiCorp issued $400,000,000 in aggregate principal amount of 4.250% First Mortgage Bonds due 2029 (the “February FMBs”) under its Mortgage and Deed of Trust, dated as of January 9, 1989, between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the Thirty-Sixth Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 1, 2026 between PacifiCorp and The Bank of New York Mellon Trust Company, N.A., as trustee. The net proceeds from the sale of the February FMBs were used for general corporate purposes, a portion of which was used to repay short-term debt.
Asset Sale to Portland General Electric
On February 15, 2026, PacifiCorp and Portland General Electric Company and an affiliate of Portland General Electric Company entered into an Asset Purchase and Service Area Transfer Agreement, to sell certain PacifiCorp assets and liabilities associated with PacifiCorp’s Washington operations for a purchase price of $1.9 billion in cash plus additional cash consideration for the value of specified assets delivered at the closing, subject to customary purchase price adjustments. The assets and liabilities are associated with PacifiCorp’s retail service area in Washington and include certain related distribution assets and infrastructure, as well as PacifiCorp’s Chehalis combined cycle natural gas-fueled generating facility located in Chehalis, Washington, Goodnoe Hills wind-powered generating facility located in Goldendale, Washington, and Marengo wind-powered generating facility located in Dayton, Washington. PacifiCorp believes that such transaction could strengthen its balance sheet, liquidity and overall financial position. The transaction has been approved by PacifiCorp’s board of directors but is subject to customary closing conditions. The transaction is expected to close in the first half of 2027.
Wildfire Litigation
In September 2020, a severe weather event resulting in high winds, low humidity and warm temperatures contributed to several major wildfires, private and public property damage, personal injuries and loss of life and widespread power outages in Oregon and Northern California (the “2020 Wildfires”). Additionally, a major wildfire began in our service territory in July 2022 causing private and public property damage, personal injuries, loss of life and power outages in Northern California (the “2022 McKinney Fire”). Together, the 2020 Wildfires and the 2022 McKinney Fire are referred to as “the Wildfires.”
Numerous complaints were filed against PacifiCorp following the Wildfires. These complaints include demands from federal agencies for suppression costs, natural resource damages and other costs associated with the Wildfires.
On February 20, 2026, the United States Attorney for the District of Oregon and the United States Attorney for the Eastern District of California approved a settlement agreement for $575 million between PacifiCorp and the United States of America, acting through federal district attorney’s offices on behalf of the United States Department of Agriculture and the United States Department of the Interior, resolving all known federal government complaints and demands associated with the Wildfires, including those associated with the 242, Archie Creek, Echo Mountain Complex, McKinney, Slater and South Obenchain fires. In accordance with the settlement agreement, PacifiCorp remitted the $575 million on March 2, 2026.

Letter of Credit Facility
PacifiCorp is in the process of executing a two year syndicated specific letter of credit facility with certain banks in PacifiCorp’s bank group that establishes a process for issuing Letters of Credit for up to $2.5 billion. The facility is designed to support obligations primarily related to appellate review of wildfire litigation in Oregon, including securing appeal bonds.

THE OFFERING
Issuer
PacifiCorp.
Bonds Offered
$300,000,000 aggregate principal amount of 4.650% First Mortgage Bonds due 2029 (the “2029 bonds”).
$550,000,000 aggregate principal amount of 5.100% First Mortgage Bonds due 2031 (the “2031 bonds”).
$800,000,000 aggregate principal amount of 5.450% First Mortgage Bonds due 2033 (the “2033 bonds”).
$850,000,000 aggregate principal amount of 5.800% First Mortgage Bonds due 2036 (the “2036 bonds”).
Indenture
The bonds will be issued pursuant to a Supplemental Indenture to the Mortgage.
Maturity Dates
The 2029 bonds will mature on April 15, 2029.
The 2031 bonds will mature on April 15, 2031.
The 2033 bonds will mature on April 15, 2033.
The 2036 bonds will mature on April 15, 2036.
Interest Payment Dates
We will pay interest on the bonds semi-annually on April 15 and October 15 each year, beginning on October 15, 2026.
Optional Redemption
Prior to (i) in the case of the 2029 bonds, March 15, 2029 (one month prior to the maturity date of the 2029 bonds), (ii) in the case of the 2031 bonds, March 15, 2031 (one month prior to the maturity date of the 2031 bonds), (iii) in the case of the 2033 bonds, February 15, 2033 (two months prior to the maturity date of the 2033 bonds), and (iv) in the case of the 2036 bonds, January 15, 2036 (three months prior to the maturity date of the 2036 bonds) (the applicable date with respect to the 2029 bonds, the 2031 bonds, the 2033 bonds, and the 2036 bonds, each a “par call date”), we may redeem the applicable series of bonds at our option, in whole or in part, at any time and from time to time, at the applicable redemption price described under “Description of the Bonds — Optional Redemption,” plus accrued and unpaid interest, if any, on such bonds to the date of redemption.
On or after the applicable par call date, we may redeem the bonds of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption. See “Description of the Bonds — Optional Redemption.”
Ranking and Security
The bonds will be secured by a first mortgage lien on certain utility property owned by us. The bonds will be equally and ratably secured with all other bonds issued under the Mortgage. The lien of the Mortgage is subject to certain exceptions. See “Description of the Bonds — Ranking and Security.”
Covenants
The Mortgage contains a number of covenants by us for the benefit of the holders of the bonds, including provisions requiring us to maintain the mortgaged property as an operating system or systems capable of engaging in all or any of the generating, transmission, distribution or other utility businesses described in the Mortgage. See “Description of the Bonds — Certain Covenants” in the accompanying prospectus.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $2,484 million, after deducting the underwriting discount but before deducting our expenses in connection with the sale of the bonds.

We intend to use the net proceeds from the sale of the bonds for general corporate purposes. We will initially use a portion of the net proceeds to repay short-term debt. See “Use of Proceeds”.
Trustee
The Bank of New York Mellon Trust Company, N.A. will be the trustee for the holders of the bonds. See “Description of the Bonds — The Mortgage Trustee” in the accompanying prospectus.
Settlement
Delivery of each series of the bonds offered hereby will be made against payment therefor on or about March 25, 2026.
Denomination and Form
The bonds will be issued in registered form and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The bonds initially will be issued in book-entry form and represented by one or more global notes deposited with, or on behalf of, The Depository Trust Company, as depositary.
No Listing
The bonds are a new series of securities with no established trading market. We do not intend to apply for the listing or trading of the bonds on any securities exchange or trading facility or for inclusion of the bonds in any automated quotation system.
Risk Factors
See “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in the bonds.

RISK FACTORS
Investing in the bonds involves risk. Before purchasing the bonds, you should carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), which are incorporated by reference into this prospectus supplement. You should also read and consider the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in order to evaluate an investment in the bonds. See “Incorporation by Reference” on page S-25 in this prospectus supplement and “Where You Can Find More Information” on page 18 in the accompanying prospectus. Additional risks and uncertainties that are not presently known or that are currently deemed immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.
Risks Related to the Company
Our litigation risk associated with the Wildfires and the potential impacts of CMO No. 11 are inherently uncertain and the ultimate outcomes of the associated claims and the James appeals could materially and adversely affect our financial condition and results of operations and our ability to obtain financing, to fund our operations, capital investments and settlements arising from the Wildfires.
Wildfire Litigation
In September 2020, a severe weather event resulting in high winds, low humidity and warm temperatures contributed to several major wildfires, private and public property damage, personal injuries and loss of life and widespread power outages in Oregon and Northern California. Additionally, a major wildfire began in our service territory in July 2022 causing private and public property damage, personal injuries, loss of life and power outages in Northern California.
A substantial number of complaints and demands associated with the 2020 Wildfires have been filed in Oregon and California, including a class action complaint (captioned Jeanyne James et al. v. PacifiCorp et al, in Multnomah County Circuit Court, Oregon, and referred to as “James”), for which a June 2023 jury verdict found PacifiCorp’s conduct grossly negligent, reckless and willful and awarded economic and noneconomic damages. Additionally, multiple complaints associated with the 2022 McKinney Fire have been filed in California. We may be subject to additional complaints and demands (collectively “actions”) associated with the Wildfires and additional plaintiffs may be added to the James class action complaint. The amounts specified in the original filed actions do not limit the amount of damages that ultimately may be awarded in a court proceeding, and therefore our liability for damages could be substantially greater than the original amounts specified and our estimated losses. While certain settlements associated with the Wildfires have occurred, we cannot be certain that additional settlements can be achieved on terms we find reasonable, if at all.
Subsequent to the June 2023 James verdict, numerous damages phase trials were held with separate jury verdicts issued and damages awarded consistent with and relying on the liability determination in the June 2023 James verdict. In July 2025, the Multnomah County Circuit Court Oregon issued Case Management Order No. 11 (“CMO No. 11”), which proposes to schedule dozens of trials through early 2028. Through the date of this prospectus supplement, jury verdict awards averaged approximately $6.6 million per plaintiff, including insurance offset.
We have and intend to appeal adverse decisions associated with the James class action, and while final determination of our liability could take several years, the Oregon Court of Appeals granted our motion for expedited oral argument in the James appeal.
Refer to Part II, Item 8. Financial Statements, PacifiCorp and its Subsidiaries, Note 14 to Consolidated Financial Statements (“Note 14”) and Part I, Item 3. Legal Proceedings, in each case of our Form 10-K for additional information on the Wildfires, including settlement activities, James verdicts, CMO No. 11 and the pending James appeals.
Liquidity and Potential Impacts of CMO No. 11
As a result of the litigation risk and estimated losses recorded to date associated with the Wildfires, our liquidity has been materially impacted and our credit ratings have been downgraded. Based on the volume of

James damages phase trials scheduled under CMO No. 11, combined with the requirement to bond judgments for each verdict and potential additional impacts on our credit rating, we may be unable to obtain the necessary funding to meet our liquidity needs.
While bonding of judgments awarded in James verdicts to date have been supported by surety bonds, they can also be supported by posting letters of credit or cash. We estimate damages awarded in additional James jury verdicts will exceed our available surety bond and letter of credit capacity, requiring cash bonding thereafter. We expect additional debt financings, including potential borrowings under our $2.0 billion credit facility to the extent available, or other sources of funding will be needed to provide liquidity to post cash for judgments. These bonding requirements will weaken our credit metrics, which could result in a downgrade of our senior secured debt to below investment grade. Such a downgrade may result in the loss of surety bond and letter of credit capacity, trigger cash collateral calls for surety bonds posted and trigger cash collateral calls or other forms of security for wholesale energy agreements that contain credit risk-related contingent features or rights to demand adequate assurance in the event of a material adverse change in our creditworthiness. Additionally, a downgrade of our senior secured debt below investment grade would require new regulatory applications and approvals due to certain authorizations or exemptions currently in place with certain regulatory commissions for the issuance of securities. We may also be subject to borrowing limitations under our long-term debt covenants.
In the event of a downgrade below investment grade and the caseload under CMO No. 11 progresses as scheduled, we may be unable to secure sufficient debt financings or alternative funding sources to support ongoing operations, including the ability to absorb wholesale power volatility, pay suppliers and meet debt obligations, and such liquidity issues may impact transmission and generation development, purchasing power in the market, building and upgrading substations, connecting new customers, addressing outages and maintaining system resilience. Investors in our first mortgage bonds may be unable to hold existing bonds or to invest in new bonds, and perceived risks associated with the Wildfires may limit our ability to attract investors. At a minimum, the cost of any short- or long-term financing is expected to be higher as a result of the wildfire litigation risks and decline in our credit ratings.
Litigation is inherently difficult to predict, and its potential financial impacts are therefore based on assumptions that will change. Furthermore, there may be judicial decisions and other events or circumstances that could improve or worsen the challenges PacifiCorp faces.
Refer to Note 14 and Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources of our Form 10-K for further information regarding the liquidity impacts arising from the Wildfires, including as a result of the James damages trials.
Risks Related to the Bonds
The terms of the Mortgage and the Supplemental Indenture do not prohibit us from incurring additional indebtedness, which could adversely affect our financial condition.
The terms of the Mortgage and the Supplemental Indenture (as defined below) do not prohibit us from incurring indebtedness in addition to the bonds. Accordingly, we could enter into financings, acquisitions, refinancings, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the bonds, by credit rating agencies.
There is no existing market for the bonds, and we cannot assure you that an active trading market for the bonds will develop.
We do not intend to apply for listing of the bonds on any securities exchange or automated quotation system. There can be no assurance as to the liquidity of any market that may develop for the bonds. Accordingly, the ability of holders to sell the bonds that they hold or the price at which holders will be able to sell the bonds may be limited. Future trading prices of the bonds will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

We do not know whether an active trading market will develop for the bonds. To the extent that an active trading market does develop, the price at which a holder may be able to sell the bonds that it holds, if at all, may be less than the price paid for them. Consequently, a holder may not be able to liquidate its investment readily, and the bonds may not be readily accepted as collateral for loans.

USE OF PROCEEDS
We expect to receive net proceeds from this offering of approximately $2,484 million, after deducting the underwriting discount but before deducting our expenses in connection with the sale of the bonds. We intend to use the net proceeds from the sale of the bonds for general corporate purposes. We will initially use a portion of the net proceeds to repay short-term debt. As of March 20, 2026, we had approximately $500 million of total short-term debt outstanding maturing or initially due in April 2026, with a weighted average interest rate of 5.14%. Proceeds from the short-term debt were used for general corporate purposes.

CAPITALIZATION
The table below shows our capitalization on a consolidated basis as of December 31, 2025. The “As Adjusted” column reflects our capitalization after giving effect to the issuance of the February JSNs and the February FMBs and the use of proceeds therefrom and this offering of bonds and the use of the net proceeds from this offering. You should read this table in conjunction with our financial statements and related notes, which are incorporated by reference in this prospectus supplement and see “Prospectus Supplement Summary — Recent Developments — February Offerings.”
	As of December 31, 2025
	Actual		As Adjusted
	Amounts (in millions)%		Amounts (in millions)%
Short-term debt(1)	$1,000	3.8%	$—	0.0%
Current portion of long-term debt	100	0.4	100	0.3
Long-term debt	13,193	50.2	16,093	55.0
Junior subordinated Notes	841	3.2	1,941	6.6
Total short- and long-term debt	15,134	57.6	18,134	61.9
Preferred stock	—	N/A	—
Total common equity	11,147	42.4	11,147	38.1
Total capitalization	$26,281	100.0%	$29,281	100.0%

(1)
As of March 20, 2026, short-term debt was $500.0 million.

DESCRIPTION OF THE BONDS
Each series of the bonds will be issued pursuant to a thirty-seventh supplemental indenture to the Mortgage (the “Supplemental Indenture”). The terms of each series of the bonds include those stated in the Mortgage, the Supplemental Indenture and those made part of the Mortgage by reference to the U.S. Trust Indenture Act of 1939, as amended.
Set forth below is a description of the specific terms of each series of the bonds. The following description is not complete in every detail and is subject to, and is qualified in its entirety by reference to, the Mortgage and the Supplemental Indenture. Capitalized terms used in this “Description of the Bonds” section that are not defined in this prospectus supplement have the meanings given to them in the Mortgage or the Supplemental Indenture.
General
Each series of the bonds will be issued as a series of First Mortgage Bonds under the Mortgage. The 2029 bonds will initially be in aggregate principal amount of $300,000,000, the 2031 bonds will initially be in aggregate principal amount of $550,000,000, the 2033 bonds will initially be in aggregate principal amount of $800,000,000, and the 2036 bonds will initially be in aggregate principal amount of $850,000,000. The entire principal amount of the 2029 bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on April 15, 2029. The entire principal amount of the 2031 bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on April 15, 2031. The entire principal amount of the 2033 bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on April 15, 2033. The entire principal amount of the 2036 bonds will mature and become due and payable, together with any accrued and unpaid interest thereon, on April 15, 2036. The bonds are not subject to any sinking fund provision. Each series of the bonds is available for purchase in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Interest
Each 2029 bond will bear interest at the rate of 4.650% per annum from the date of original issuance. Each 2031 bond will bear interest at the rate of 5.100% per annum from the date of original issuance. Each 2033 bond will bear interest at the rate of 5.450% per annum from the date of original issuance. Each 2036 bond will bear interest at the rate of 5.800% per annum from the date of original issuance.
Interest on the bonds will be payable semi-annually in arrears on April 15 and October 15 of each year (each, an “Interest Payment Date”). The initial Interest Payment Date is October 15, 2026.
The amount of interest payable on each series of the bonds will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any date on which interest is payable on the bonds is not a business day, then payment of the interest payable on that date will be made on the next succeeding day which is a business day (and without any additional interest or other payment in respect of any delay), with the same force and effect as if made on such date.
So long as the bonds remain in book-entry form only, the record date for each Interest Payment Date will be the close of business on the business day before the applicable Interest Payment Date. If the bonds are not all in book-entry form, the record date for each Interest Payment Date will be the close of business on the first calendar day of the month in which the applicable Interest Payment Date occurs (whether or not a business day).
Ranking and Security
Each series of the bonds will be issued under the Mortgage and secured by a first mortgage lien on certain utility property owned from time to time by the Company. The lien of the Mortgage is subject to Excepted Encumbrances, including tax and construction liens, purchase money liens and certain other exceptions. The bonds will be equally and ratably secured with all other bonds issued under the Mortgage.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the bonds, issue further bonds equal in rank and having the same maturity, payment terms, redemption features, CUSIP numbers and other terms as the bonds offered by this prospectus supplement, except for the issue date, issue price, payment of interest accruing prior to the issue date of the further bonds and, under some circumstances, for the first payment of interest following the issue date of the further bonds. These further bonds may be consolidated and form a single series with the bonds offered by this prospectus supplement; provided that if for U.S. federal income tax purposes the additional bonds are not fungible with the applicable series of the previously issued bonds, the additional bonds will have a separate CUSIP number.
Optional Redemption
Prior to (i) in the case of the 2029 bonds, March 15, 2029 (one month prior to the maturity date of the 2029 bonds), (ii) in the case of the 2031 bonds, March 15, 2031 (one month prior to the maturity date of the 2031 bonds), (iii) in the case of the 2033 bonds, February 15, 2033 (two months prior to the maturity date of the 2033 bonds), and (iv) in the case of the 2036 bonds, January 15, 2036 (three months prior to the maturity date of the 2036 bonds) (the applicable date with respect to the 2029 bonds, the 2031 bonds, the 2033 bonds, and the 2036 bonds, each a “Par Call Date”), we may redeem the applicable series of bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of bonds matured on the Par Call Date for such series) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 15 basis points in the case of the 2029 bonds, (ii) 20 basis points in the case of the 2031 bonds, (iii) 20 basis points in the case of the 2033 bonds, or (iv) 25 basis points in the case of the 2036 bonds, less (b) interest accrued to the date of redemption, and

•
100% of the principal amount of the bonds of such series to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date, we may redeem the bonds of such series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the bonds being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date for each series of the bonds, the yield applicable to such series of the bonds determined by us in accordance with the following two paragraphs.
The Treasury Rate applicable to each series of the bonds shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the relevant redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the relevant redemption date.
If on the third business day preceding the relevant redemption date H.15 TCM is no longer published, we shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the applicable Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the U.S. Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more U.S. Treasury securities maturing on the applicable Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the applicable Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the Trustee shall have no responsibility for the calculation of the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of bonds to be redeemed at its registered address.
In the case of a partial redemption, selection of the bonds for redemption will be made by lot. No bonds of a principal amount of $2,000 or less will be redeemed in part. If any bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the bond to be redeemed. A new bond in a principal amount equal to the unredeemed portion of the bond will be issued in the name of the holder of the bond upon surrender for cancellation of the original bond. For so long as the bonds are held by The Depository Trust Company (or another depositary), the redemption of the bonds shall be done in accordance with the policies and procedures of the depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on each series of the bonds or portions thereof called for redemption.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds. It is included for general information only and does not address every aspect of the income or other tax laws that may be relevant to investors in the bonds in light of their personal circumstances or that may be relevant to certain types of investors subject to special treatment under U.S. federal income tax laws (for example, financial institutions, former citizens or residents of the U.S., tax-exempt organizations, insurance companies, real estate investment trusts, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark to market method of accounting for their securities, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, controlled foreign corporations, foreign controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, investors in partnerships or other pass-through entities or persons subject to special tax accounting rules as a result of any item of gross income with respect to the bonds being taken into account in an applicable financial statement). In addition, this summary does not address the effect of any U.S. federal alternative minimum tax or the U.S. federal estate tax, or any state, local or foreign tax laws that may be applicable to a particular holder and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is limited to initial purchasers of the bonds issued pursuant to this prospectus supplement who purchase the applicable series of bonds for an amount of cash equal to their offering price and who hold the bonds as capital assets under Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and not as part of a straddle, hedging, integrated, conversion or constructive sale transaction, or as part of a “synthetic security” or other similar financial transaction. Furthermore, the discussion below is based upon provisions of the Code, the legislative history thereof, existing and proposed U.S. Treasury (“Treasury”) regulations, administrative rulings and judicial decisions, all as of the date hereof. Such authorities may be repealed, revoked or modified (including changes in effective dates, and possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below. We have not sought and will not seek any rulings from the U.S. Internal Revenue Service (“IRS”) with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the bonds or that any such position would not be sustained. Persons considering the purchase, ownership or disposition of the bonds should consult their tax advisors concerning the U.S. federal tax consequences thereof in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.
For purposes of the following discussion, a “U.S. Holder” means a beneficial owner of the bonds that is, for U.S. federal income tax purposes:
•
An individual citizen or resident of the U.S.;

•
A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•
An estate, the income of which is subject to the U.S. federal income tax regardless of source; or

•
A trust, if (a) a court within the U.S. is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of the bonds (other than a partnership or an entity or arrangement classified as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.
If a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the bonds, the U.S. federal income tax treatment of a partner or an equity interest owner of such other entity generally will depend upon the status of the partner or owner and the activities of the partnership or other entity. If you are a partner of a partnership or an equity interest owner of another entity or arrangement treated as a partnership holding any of the bonds, you should consult your tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the bonds.

Effect of Certain Contingencies
In certain circumstances, we may pay contingent amounts at times other than on the scheduled interest payment dates or the maturity date (see “Description of the Bonds — Optional Redemption”). We intend to take the position that the possibility of such payments does not result in the bonds being treated as contingent payment debt instruments under applicable Treasury regulations.
Our determination that the bonds are not contingent payment debt instruments is binding on a beneficial owner of the bonds unless the beneficial owner discloses a contrary position to the IRS in the manner required by the applicable Treasury regulations. Our determination is not, however, binding on the IRS. If the IRS were to challenge successfully our determination and the bonds were treated as contingent payment debt instruments, beneficial owners of the bonds would be required, among other things, (a) to accrue ordinary interest income, regardless of their method of tax accounting, based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the bonds, and (b) to treat as ordinary income, rather than capital gain, all or a portion of any gain recognized on a sale, exchange or other taxable disposition of bonds. The remainder of this discussion assumes that the bonds will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.
U.S. Holders
Payments of Interest
If the applicable series of bonds are issued at a discount, any such discount is expected to be less than the statutorily defined de minimis amount of original issue discount. Accordingly, interest on the bonds generally will be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes. The following discussion assumes each series of bonds will be issued without, or with less than, the statutorily defined de minimis amount of original issue discount.
Sale, Exchange, Redemption or Other Taxable Disposition of Bonds
Upon the sale, exchange, redemption or other taxable disposition of a bond, a U.S. Holder generally will recognize gain or loss equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition (less an amount equal to any accrued and unpaid stated interest, which will be taxable as interest income, as discussed above) and (2) such holder’s adjusted tax basis in such bond. A U.S. Holder’s adjusted tax basis in a bond generally will equal the amount paid for the bond less any principal repayments previously received by such holder. Gain or loss recognized by a U.S. Holder in respect of the disposition generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the bond for more than one year at the time of such disposition. Long-term capital gains of certain noncorporate U.S. Holders generally are entitled to reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Additional Tax on Net Investment Income
U.S. Holders that are not corporations generally will be subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the U.S. Holder’s “net investment income” for the taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold amount. A U.S. Holder’s net investment income generally will include any income or gain recognized by such holder with respect to the bonds, unless such income or gain is derived in the ordinary course of the conduct of such holder’s trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. Holder that is not a corporation should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the bonds.
Non-U.S. Holders
Payments of Interest
Subject to the discussions of FATCA and backup withholding below, payments of interest on the bonds to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that (1) the

Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (2) the Non-U.S. Holder is not (a) a controlled foreign corporation that is related to us through actual or deemed stock ownership or (b) a bank receiving interest on the bonds in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, (3) such interest is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S. (or, if an applicable income tax treaty applies, is not attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder) and (4) the Non-U.S. Holder provides appropriate documentation, generally a completed IRS Form W-8BEN-E or W-8BEN (or other applicable form), establishing that the Non-U.S. Holder is not a U.S. person within the meaning of the Code.
If a Non-U.S. Holder cannot satisfy the requirements in the preceding paragraph, payments of interest made to such Non-U.S. Holder generally will be subject to the 30% U.S. federal withholding tax, unless such Non-U.S. Holder provides us or our paying agent with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the bonds is not subject to withholding tax because it is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the U.S. If interest on the bonds is effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the U.S. (and, if an applicable income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), such interest generally will be subject to U.S. federal income tax on a net income basis at the rate applicable to U.S. persons (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty).
Sale, Exchange, Redemption or Other Taxable Disposition of Bonds
Subject to the discussions of FATCA and backup withholding below, and except with respect to accrued but unpaid interest (which may be subject to tax as described above under the heading “Non-U.S. Holders — Payments of Interest”), any gain realized by a Non-U.S. Holder on the sale, exchange, redemption or other taxable disposition of the bonds generally will not be subject to U.S. federal income tax, unless (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the U.S. (and, if an applicable income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case such gain will be taxed on a net income basis in the same manner as interest that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the U.S. (and, in the case of Non-U.S. Holders that are corporations, may also be subject to a 30% branch profits tax, unless such rate is reduced by an applicable income tax treaty) or (2) the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are satisfied, in which case the Non-U.S. Holder generally will be subject to a 30% tax (or such lower rate specified by any applicable income tax treaty) on the excess, if any, of such gain plus all other U.S. source capital gains recognized during the same taxable year over the Non-U.S. Holder’s U.S. source capital losses recognized during such taxable year.
Foreign Accounts Tax Compliance Act (“FATCA”)
Under Sections 1471 to 1474 of the Code, Treasury regulations promulgated thereunder and applicable administrative guidance (collectively, “FATCA”), U.S. withholding tax may also apply to certain types of payments made to “foreign financial institutions,” as defined under such rules, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and (subject to the proposed Treasury regulations discussed below) the gross proceeds from the sale, retirement or other disposition of, bonds paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the Treasury and complies with the reporting and withholding requirements thereunder or, in the case of a foreign financial institution in a jurisdiction that has entered into an intergovernmental agreement with the U.S., complies with the requirements of such agreement. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Proposed Treasury regulations eliminate withholding under FATCA on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. An applicable intergovernmental agreement regarding FATCA between the U.S. and a foreign jurisdiction may modify the rules discussed in this paragraph. Prospective investors should consult their tax advisors regarding FATCA.
Information Reporting and Backup Withholding
Payments of interest made by us on, or the proceeds of the sale or other disposition of, the bonds to U.S. Holders and Non-U.S. Holders may be subject to U.S. information reporting and may also be subject to U.S. federal backup withholding if the recipient of the payment fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information reporting and certification requirements. Any amount withheld under the backup withholding rules may be allowable as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is timely furnished to the IRS.
PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS CONCERNING THE APPLICATION OF THE U.S. FEDERAL TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION PRIOR TO MAKING SUCH INVESTMENT.

BENEFIT PLAN INVESTOR CONSIDERATIONS
Any of the bonds may be purchased and held by or with the assets of an employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), an individual retirement account or annuity or other plan or arrangement subject to Section 4975 of the Code (collectively, “ERISA Plans”) or an employee benefit plan sponsored by a state or local government or otherwise subject to laws that include restrictions substantially similar to ERISA and Section 4975 of the Code (any such law, a “Similar Law,” and together with ERISA and Section 4975 of the Code, “Applicable Benefit Plan Regulations”). A fiduciary of an employee benefit plan subject to any Applicable Benefit Plan Regulation(s) must determine that the purchase and holding of the bonds are consistent with its fiduciary duties under such Applicable Benefit Plan Regulation(s). Such fiduciary, as well as any other prospective investor subject to any Applicable Benefit Plan Regulation(s), must also determine that its purchase and holding of the bonds will not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA, Section 4975 of the Code or any Similar Law. Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions (including, without limitation, an extension of credit) involving plan assets with persons who are “parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of Section 4975 of the Code, unless a statutory, class or individual exemption applies. A party in interest or disqualified person who engages in a nonexempt prohibited transaction may be subject to excise taxes, penalties and/or other liabilities under Applicable Benefit Plan Regulations, and the transaction may be subject to rescission or the purchaser may be required to transfer the bonds to another person. A fiduciary of an ERISA Plan or a plan subject to Similar Law that causes such ERISA Plan or other plan to engage in a non-exempt prohibited transaction may be subject to excise taxes, penalties and/or other liabilities under Applicable Benefit Plan Regulations. In addition, an individual retirement account or annuity that engages in a prohibited transaction may lose its tax-deferred status. Because each of the bonds constitutes an extension of credit by the purchaser to us, the acquisition and/or holding of the bonds by an ERISA Plan or a plan subject to Similar Law with respect to which we are considered a party in interest or a disqualified person might constitute or result in a direct or indirect prohibited transaction, unless the investment is acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the bonds. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the bonds nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. Each of these PTCEs and statutory exemptions contain conditions and limitations on their application and none of them provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will apply with respect to the acquisition and holding of the bonds. Because the bonds constitute an extension of credit by the purchaser to us, each purchaser and transferee of the bonds who is subject to any Applicable Benefit Plan Regulation(s) will be deemed to have represented by its acquisition and holding of the bonds that its acquisition and holding of the bonds does not constitute or give rise to a non-exempt prohibited transaction under ERISA, the Code or any other Applicable Benefit Plan Regulation(s) and that neither we nor the underwriters have provided or rendered any investment advice to the purchaser or transferee regarding the acquisition, holding or disposition of the bonds (unless a prohibited transaction exemption applies, all the conditions of which are met). Such purchaser or transferee should consult legal counsel before purchasing the bonds. Nothing herein shall be construed as a representation that an exemption from the prohibited transaction rules would apply to the acquisition or holding of the bonds or that an investment in the bonds would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, an employee benefit plan or individual retirement account or annuity subject to any Applicable Benefit Plan Regulation(s).

UNDERWRITING
J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC are acting as representatives of the underwriters named below. Subject to certain terms and conditions in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to each underwriter, the principal amount of bonds indicated in the following table:
Underwriters	Principal Amount of 2029 Bonds	Principal Amount of 2031 Bonds	Principal Amount of 2033 Bonds	Principal Amount of 2036 Bonds
J.P. Morgan Securities LLC	$54,001,000	99,001,000	$144,001,000	$153,002,000
Mizuho Securities USA LLC	54,000,000	99,001,000	144,001,000	153,001,000
Wells Fargo Securities, LLC	54,000,000	99,001,000	144,001,000	153,001,000
Barclays Capital Inc.	45,000,000	82,500,000	120,001,000	127,500,000
PNC Capital Markets LLC	45,000,000	82,500,000	120,001,000	127,500,000
BofA Securities, Inc.	6,857,000	12,571,000	18,285,000	19,428,000
BMO Capital Markets Corp.	6,857,000	12,571,000	18,285,000	19,428,000
Citigroup Global Markets Inc.	6,857,000	12,571,000	18,285,000	19,428,000
MUFG Securities Americas Inc.	6,857,000	12,571,000	18,285,000	19,428,000
SMBC Nikko Securities America, Inc.	6,857,000	12,571,000	18,285,000	19,428,000
TD Securities (USA) LLC	6,857,000	12,571,000	18,285,000	19,428,000
U.S. Bancorp Investments, Inc.	6,857,000	12,571,000	18,285,000	19,428,000
Total	$300,000,000	$550,000,000	$800,000,000	$850,000,000
The underwriting agreement provides that the obligations of the several underwriters to purchase the bonds included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the bonds if they purchase any of the bonds.
The underwriters propose to offer each series of the bonds directly to the public at the respective public offering prices set forth on the cover page of this prospectus supplement. The underwriters may offer the bonds to selected dealers at the applicable public offering price less a concession not to exceed (i) 0.20% of the principal amount of the 2029 bonds, (ii) 0.25% of the principal amount of the 2031 bonds, (iii) 0.30% of the principal amount of the 2033 bonds, and (iv) 0.35% of the principal amount of the 2036 bonds. In addition, the underwriters may allow, and those selected dealers may reallow, a concession not to exceed (i) 0.15% of the principal amount of the 2029 bonds, (ii) 0.15% of the principal amount of the 2031 bonds, (iii) 0.15% of the principal amount of the 2033 bonds, and (iv) 0.25% of the principal amount of the 2036 bonds to certain other dealers. After the initial offering of the bonds to the public, the respective public offering prices and concessions may be changed.
Each series of the bonds is a new issue of securities with no established trading market, and we do not intend to apply for the listing or trading of the bonds on any securities exchange or trading facility or for inclusion of the bonds in any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in the bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the bonds.
In connection with this offering, the underwriters may purchase and sell each series of the bonds in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of bonds than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or slowing a decline in the market price of the bonds while the offering is in progress.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to another underwriter a portion of the underwriting discount received by it because the other underwriter has repurchased bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of each series of the bonds. As a result, the price of the bonds may be higher than the price that otherwise would exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
We estimate that our total offering expenses, not including the underwriting discount, will be approximately $3,555,000. This estimate includes expenses relating to printing, rating agency fees, trustee’s fees and legal fees, among other expenses. The underwriters have agreed to make a payment to us in an amount equal to $2,875,000 in respect of expenses incurred by us in connection with the offering. We have agreed to reimburse the underwriters for certain of their expenses in an amount of up to $10,000.
It is expected that delivery of the bonds will be made against payment therefor on or about March 25, 2026, which will be the second business day following the date of the pricing of the bonds (this settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the bonds before the business day prior to the closing of this offering will be required, by virtue of the fact that the bonds initially will settle in T+2, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of the notes who wish to trade the bonds on any date prior to the business day before delivery should consult their own advisors.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve our or our affiliates’ securities and instruments. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the bonds. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Certain of the underwriters and their affiliates have performed commercial banking, investment banking, corporate trust and advisory services for us from time to time for which they have received customary fees and expenses. For example, affiliates of several of the underwriters act as agents and as lenders under our credit facilities, which we may repay from time to time with proceeds of the offering and for which they receive customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us or our affiliates in the ordinary course of their business.
We have agreed to indemnify each of the underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of those liabilities.
Selling Restrictions
European Economic Area
The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a “retail client” as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “EU MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “EU Insurance Distribution Directive”), where that customer would not qualify as a “professional client” as defined in point (10) of Article 4(1) of EU MiFID II; or (iii) not a “qualified investor” as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe for the bonds. Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
In the EEA, this prospectus supplement and the accompanying prospectus are only directed at non-retail investors (being persons who are not retail investors as defined above) and any investment or investment activity to which this prospectus supplement or the accompanying prospectus relates is available only to, and will be engaged in only with, non-retail investors. Any person in the EEA who is a retail investor should not act or rely on this prospectus supplement or the accompanying prospectus or their contents. Each person in the EEA who purchases or subscribes for any of the bonds will be deemed to have represented and warranted that they are a non-retail investor.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of bonds in any member state of the EEA will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of bonds. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the EU Prospectus Regulation.
Canada
The bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
United Kingdom
The bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); nor (ii) a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the bonds or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the bonds or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has not been approved by an authorised person in the UK. This prospectus supplement is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order; (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the bonds described herein.
The bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the bonds may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the bonds in Taiwan.
Japan
The bonds have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of April 13, 1948, as amended; the “FIEA”). Accordingly, the bonds have not been, and will not be, directly or indirectly, offered or sold in Japan or to, or for the account of or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account of or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the bonds may not be circulated or distributed, nor may the bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the bonds pursuant to an offer made under Section 275 of the SFA except:

•
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•
where no consideration is or will be given for the transfer; or

•
where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
United Arab Emirates
The bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Certain legal matters with respect to the bonds we are offering will be passed upon for us by the Assistant General Counsel and Corporate Secretary of PacifiCorp, and by Perkins Coie LLP, Portland, Oregon. Certain legal matters will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York. Latham & Watkins LLP from time to time represents certain of our affiliates.
EXPERTS
The financial statements of PacifiCorp as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement by reference to PacifiCorp’s Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We file annual, quarterly and current reports and other information with the U.S. Securities and Exchange Commission (the “SEC”). The SEC maintains an internet site at www.sec.gov that contains reports and other information regarding registrants that file electronically, including PacifiCorp.
The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. The information filed by us with the SEC in the future and incorporated by reference will automatically update and supersede this information.
We incorporate by reference our filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of this offering; except that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless specifically noted below:
•
our Annual Report on Form 10-K for the year ended December 31, 2025; and

•
our Current Reports on Form 8-K filed with the SEC on February 5, 2026, February 6, 2026, February 17, 2026 and February 24, 2026.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
PacifiCorp
Attention: Corporate Secretary
825 N.E. Multnomah Street, Suite 2000
Portland, Oregon 97232
(888) 221-7070

PROSPECTUS
PACIFICORP
FIRST MORTGAGE BONDS
UNSECURED DEBT SECURITIES
PacifiCorp, an Oregon corporation, may from time to time offer first mortgage bonds and unsecured debt securities (together, the “securities”) in one or more issuances or series at prices and on terms to be determined at the time of sale.
We will provide specific terms of the securities, including, as applicable, the amount offered, offering prices, interest rates, maturities and redemption or repurchase provisions, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.
We may sell the securities directly to purchasers or through agents designated from time to time or through one or more underwriters or dealers, on a continuous or delayed basis. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The “Plan of Distribution” section in this prospectus provides more information on this topic.
This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement relating to the securities offered.
Investing in our securities involves risks. See the “Risk Factors” section beginning on page 4 of this prospectus for information on certain matters you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 25, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides a general description of the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include or incorporate by reference a detailed and current discussion of any risk factors and will discuss any special considerations applicable to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement related to offered securities, you should rely on the information contained in that prospectus supplement.
Unless otherwise indicated or unless the context otherwise requires, in this prospectus, the words “PacifiCorp,” “Company,” “we,” “our” and “us” refer to PacifiCorp, an Oregon corporation, and its subsidiaries.
For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement. See “Where You Can Find More Information” and “Incorporation by Reference.”
You should rely only on the information contained in, or incorporated by reference in, this prospectus and any prospectus supplement. We have not, and any underwriters, agents or dealers have not, authorized anyone else to provide you with different information. We are not, and any underwriters, agents or dealers are not, making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of the prospectus supplement or that the information incorporated by reference in this prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition and results of operations may have changed since that date.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the additional information referred to under the heading “Where You Can Find More Information” may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Examples include discussions as to our expectations, beliefs, plans, goals, objectives and future financial or other performance or assumptions concerning matters discussed, including through incorporation by reference, in this prospectus. This information, by its nature, involves estimates, projections, forecasts, risks and uncertainties that could cause actual results or outcomes to differ substantially from those expressed in the forward-looking statements found in this prospectus and the documents incorporated by reference in this prospectus.
Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our ability to control. We have identified a number of these factors in our filings with the SEC, including the Form 10-K, the Form 10-Q and the Forms 8-K incorporated by reference in this prospectus, and we refer you to those reports for further information.
Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made. The forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus are qualified in their entirety by the preceding cautionary statements.

THE COMPANY
PacifiCorp, an indirect wholly owned subsidiary of Berkshire Hathaway Energy Company (“BHE”), is a U.S. regulated electric utility company headquartered in Oregon that serves retail electric customers in portions of Utah, Oregon, Wyoming, Washington, Idaho and California. We are principally engaged in the business of generating, transmitting, distributing and selling electricity. Our combined service territory includes diverse regional economies across six states. No single segment of the economy dominates the combined service territory, which helps mitigate our exposure to economic fluctuations. In the eastern portion of the service territory, consisting of Utah, Wyoming and southeastern Idaho, the principal industries are manufacturing, mining or extraction of natural resources, agriculture, technology, recreation and government. In the western portion of the service territory, consisting of Oregon, southern Washington and northern California, the principal industries are agriculture, manufacturing, forest products, food processing, technology, government and primary metals. In addition to retail sales, we buy and sell electricity on the wholesale market with other utilities, energy marketing companies, financial institutions and other market participants to balance and optimize the economic benefits of electricity generation, retail customer loads and existing wholesale transactions. Certain of our subsidiaries support our electric utility operations by providing coal mining services.
Our operations are conducted under numerous franchise agreements, certificates, permits and licenses obtained from federal, state and local authorities. Several of these franchise agreements allow the municipality the right to seek amendment to the franchise agreement at a specified time during the term. We generally have an exclusive right to serve electric customers within our service territories and, in turn, have an obligation to provide electric service to those customers. In return, the state utility commissions have established rates on a cost-of-service basis, which are designed to allow us an opportunity to recover our costs of providing services and to earn a reasonable return on our investments.
We were incorporated under the laws of the state of Oregon in 1989 and our principal executive offices are located at 825 N.E. Multnomah Street, Suite 2000, Portland, Oregon 97232, our telephone number is (888) 221-7070 and our internet address is http://www.pacificorp.com. We deliver electricity to customers in Utah, Wyoming and Idaho under the trade name Rocky Mountain Power and to customers in Oregon, Washington and California under the trade name Pacific Power.
All shares of our common stock are indirectly owned by BHE. We also have shares of preferred stock outstanding that are subject to voting rights in certain limited circumstances.
For additional information concerning our business and affairs, including our capital requirements, external financing arrangements and pending legal and regulatory proceedings, including descriptions of those laws and regulations to which we are subject, prospective purchasers should refer to the documents incorporated by reference into this prospectus as described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.”

RISK FACTORS
Investing in our securities involves risk. Before purchasing any securities we offer, you should carefully consider the risk factors described in our periodic reports filed with the SEC, as well as the other information contained in this prospectus, any prospectus supplement and the information incorporated by reference herein in order to evaluate an investment in our securities. See “Forward-Looking Statements”, “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus. Additional risks and uncertainties that are not yet identified or that we currently believe are immaterial may also materially harm our business, operating results and financial condition and could result in a loss on your investment.

USE OF PROCEEDS
Unless otherwise indicated in a prospectus supplement, the net proceeds to be received by us from the issuance and sale of the securities will initially become part of our general funds and will be used for capital expenditures or utility asset purchases, to repay all or a portion of our short- or long-term borrowings and for general corporate purposes.

DESCRIPTION OF FIRST MORTGAGE BONDS
This section of this prospectus describes the general terms and provisions of the first mortgage bonds that we may offer, which may be issued from time to time in one or more series. For a description of unsecured debt securities that we may offer, see “Description of Unsecured Debt Securities.” When we offer to sell a particular series of first mortgage bonds, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of first mortgage bonds.
General
We may issue first mortgage bonds from time to time under our Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented (the “Mortgage”), with The Bank of New York Mellon Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank, N.A.) (the “Mortgage Trustee”). The following summary is subject to the provisions of and is qualified by reference to the Mortgage, a copy of which is incorporated by reference as an exhibit to this Registration Statement. Whenever particular provisions or defined terms in the Mortgage are referred to in the following summary, those provisions or defined terms are found in the Mortgage. Section and Article references used below are references to provisions of the Mortgage unless we otherwise note. When we refer to “bonds” in this section, we refer to all first mortgage bonds issued under the Mortgage, including any bonds that may be offered pursuant to this prospectus.
We expect to issue bonds in the form of fully registered bonds and, except as may be set forth in any prospectus supplement, in denominations of $2,000 and any integral multiples of $1,000 in excess thereof. The bonds may be transferred without charge, other than for applicable taxes or other governmental charges, at the offices of the Mortgage Trustee. See “Global Securities.”
Maturity and Interest Payments
The prospectus supplement relating to any bonds will set forth the date or dates on which those bonds will mature, the rate or rates per annum at which those bonds will bear interest and the times at which any interest will be payable. Those terms, as well as other terms and conditions of the bonds, including those related to redemption and purchase referred to under “Redemption or Purchase of Bonds” below, will be established by us at the time we issue the bonds.
Redemption or Purchase of Bonds
The prospectus supplement relating to any particular series of bonds will set forth the redemption or repurchase terms and other specific terms of those bonds.
If we elect or are required to redeem all or part of the bonds, we will provide a notice of redemption in accordance with the Mortgage at least 10 days prior to the redemption date unless otherwise provided in a supplemental indenture to the Mortgage. A failure to duly give notice to any bondholder will not affect the validity of the redemption of any other bond. A notice of redemption may be subject to the receipt of the redemption amount by the Mortgage Trustee on or before the date fixed for redemption and will be of no effect unless the redemption amount is received. If the redemption amount is held by the Mortgage Trustee for redemption, on and after the redemption date the bonds subject to redemption will cease to bear interest and will cease to be entitled to the lien of the Mortgage. (Section 12.02)
We may request that cash deposited under any provisions of the Mortgage be applied (with specific exceptions) to the redemption or repurchase of bonds of any series. (Section 7.03, Section 12.05 and Section 13.06)
There is no sinking or analogous fund in the Mortgage.
Security and Priority
The bonds will be issued under the Mortgage and secured by a first mortgage lien on certain utility property owned from time to time by us. Any bonds issued will be equally and ratably secured with all other bonds issued under the Mortgage.

The Mortgage excepts from its lien, among others, all cash and securities (except as specifically deposited with the Mortgage Trustee in certain circumstances); equipment, materials or supplies held for sale or other disposition; any fuel and similar consumable materials and supplies; automobiles, other vehicles, aircraft, boats and vessels; timber, crops, minerals, mineral rights and royalties; receivables, general intangibles, contracts, leases and operating agreements (except those specifically pledged); electric energy, gas, water, steam and other products for sale, distribution or other use; natural gas wells and leases; gas transportation lines or other property used in the sale of natural gas to customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and our interest in the Wyodak coal-fueled generation facility. The lien of the Mortgage is also subject to Excepted Encumbrances, including tax and construction liens, purchase money liens, certain rights of and obligations to public authorities and others, certain easements, restrictions, exceptions or reservations related to our property and rights of way, and other specific exceptions. (Section 1.06) We have reserved the right, without any consent or other action by holders of bonds of the Ninth Series or any subsequently created series of bonds, to amend the Mortgage in order to except from the lien of the Mortgage allowances allocated to steam-electric generating plants owned by us, or in which we have interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, as now in effect or as hereafter supplemented or amended. (See Section 5.01 of the Thirty-Fifth Supplemental Indenture)
The Mortgage subjects after-acquired property to the mortgage lien, generally subject to the exceptions discussed above. In addition, after-acquired property may be subject and subordinate to a Class “A” Mortgage, purchase money mortgages and other liens or defects in title. A Class “A” Mortgage is a mortgage or similar indenture of a company that is merged into or consolidated with us and designated by us as a Class “A” Mortgage. (Section 1.02)
The Mortgage provides that the Mortgage Trustee shall have a lien on the mortgaged property, prior to the holders of bonds, for the payment of its reasonable compensation and expenses and for indemnity against certain liabilities. (Section 19.09)
Issuance of Bonds
An unlimited principal amount of bonds may be issued under the Mortgage. Bonds of any series may be issued from time to time on the basis of:
(1)
70% of the cost or fair value of qualified Property Additions after certain adjustments, as determined in accordance with the terms of the Mortgage;

(2)
Class “A” Bonds (which need not bear interest) issued under a Class “A” Mortgage delivered to the Mortgage Trustee;

(3)
retirement of bonds or certain prior lien bonds; and/or

(4)
deposits of cash.

With certain exceptions in the case of clauses (2) and (3) above, the issuance of bonds is subject to our Adjusted Net Earnings for 12 consecutive months out of the preceding 15 months, before interest expense and income taxes, being at least twice the Annual Interest Requirements on all outstanding bonds issued under the Mortgage, all outstanding Class “A” Bonds not held by the Mortgage Trustee, all other indebtedness secured by a lien prior to the lien of the Mortgage and all bonds then applied for in pending bond issuance applications under the Mortgage. In general, interest on variable interest bonds, if any, is calculated using the rate then in effect. (Section 1.07 and Articles IV through VII)
Property Additions generally include property used in generating, transmitting, transporting, supplying and managing the use of energy or fuel in any form, other than, generally, property excepted from the Mortgage as described above such as fuel, rolling stock, property which is chargeable as an operating expense, and property used principally for the production or gathering of natural gas. (Section 1.04)

Release and Substitution of Property
Property subject to the Mortgage may be released generally on the basis of:
(1)
the release of that property from a Qualified Lien;

(2)
the deposit of cash, outstanding bonds or, to a limited extent, purchase money mortgages;

(3)
Property Additions, after making adjustments for certain prior lien bonds outstanding against Property Additions; and/or

(4)
a waiver of the right to issue bonds on the basis of bond retirements.

Funded Cash, as defined in Section 1.05 of the Mortgage, may be withdrawn upon the bases stated in (3) and (4) above. The Mortgage contains special provisions with respect to certain prior lien bonds deposited and disposition of moneys received in respect of deposited prior lien bonds. In addition, the Mortgage provides an alternative provision (Section 13.04) for release of property that does not constitute Funded Property (generally, “Funded Property” is property that was used as the basis for bond issuances or other property releases). This alternative provision does not require any of the basis for release described above and instead requires, among other conditions, the amount of outstanding bonds to not exceed 70% of the fair value of the then Funded Property at the time of the release. (Sections 1.05, 7.02, 9.05, 10.01 through 10.04 and 13.03 through 13.09)
Merger, Consolidation, Conveyance, Transfer or Lease
We may consolidate or merge with any company carrying on a similar business as us, or convey, transfer or lease all or substantially all of our property to another company, generally provided that the action fully preserves and does not impair the lien of the Mortgage or the rights of the Mortgage Trustee and bondholders. (Section 18.01) In those circumstances, the Mortgage will not be required to become a lien upon any of the properties owned or thereafter acquired by the successor company. (Section 18.03) The Mortgage further provides that in the event of the merger or consolidation of another company with or into us or the conveyance or transfer to us by another company of all or substantially all of that company’s property that is of the same character as Property Additions, as defined in the Mortgage, an existing mortgage constituting a first lien on operating properties of that other company may be designated by us as a Class “A” Mortgage. (Section 11.06) Bonds thereafter issued pursuant to the additional mortgage would be Class “A” Bonds and could provide the basis for the issuance of bonds under the Mortgage.
Certain Covenants
The Mortgage contains a number of covenants by us for the benefit of the holders of the bonds, including provisions requiring us to maintain the mortgaged property as an operating system or systems capable of engaging in all or any of the generating, transmission, distribution or other utility businesses described in the Mortgage. (Article IX)
Dividend Restrictions
The Mortgage provides that we may not declare or pay dividends (other than dividends payable solely in shares of our common stock) on any shares of our common stock if, after giving effect to the declaration or payment, we would not be able to pay our debts as they become due in the usual course of business. (Section 9.07)
Foreign Currency Denominated Bonds
The Mortgage authorizes the issuance of bonds denominated in foreign currencies, provided that we deposit with the Mortgage Trustee a currency exchange agreement with an entity having, at the time of the deposit, a financial rating at least as high as our financial rating that, in the opinion of an independent accountant, appraiser or other expert, gives us at least as much protection against currency exchange fluctuation as is usually obtained by similarly situated borrowers. (Section 2.03) We believe that this type of currency exchange agreement will provide effective protection against currency exchange fluctuations. However, if the other party to the exchange agreement defaults and the foreign currency is valued higher at the date of maturity than at the date of issuance of the relevant bonds, holders of those bonds would have a claim on our assets that is greater than the claim to which holders of dollar-denominated bonds issued at the same time would be entitled.
The Mortgage Trustee
The Bank of New York Mellon Trust Company, N.A. or its affiliates may act as a lender, trustee or agent under other agreements and indentures involving us and our affiliates.
Modification
The rights of bondholders may be modified with the consent of holders of at least 60% of the principal amount of the bonds outstanding, or, if not all series of bonds are adversely affected, the consent of the holders of at least 60% of the principal amount of the outstanding bonds adversely affected. In general, no modification of the terms of payment of principal, premium, if any, or interest and no modification permitting the creation of a lien ranking prior to or on a parity with the lien of the Mortgage or reducing the percentage required for modification is effective against any bondholder without the consent of the holder. (Section 21.07)
Unless we are in default in the payment of the interest on any bonds then Outstanding under the Mortgage or there is a Default under the Mortgage, the Mortgage Trustee generally is required to vote Class “A” Bonds held by it with respect to any amendment of the applicable Class “A” Mortgage proportionately with the vote of the holders of all Class “A” Bonds then actually voting. (Section 11.03)
Defaults and Notice Thereof
“Defaults” are defined in the Mortgage as:
(1)
default in payment of principal;

(2)
default for 60 days in payment of interest or an installment of any fund required to be applied to the purchase or redemption of any bonds;

(3)
default in payment of principal or interest with respect to certain prior lien bonds beyond any grace period;

(4)
certain events in bankruptcy, insolvency or reorganization;

(5)
default in other covenants for 90 days after notice; or

(6)
the existence of any default under a Class “A” Mortgage that permits the declaration of the principal of all the bonds secured by the Class “A” Mortgage and the interest accrued thereupon due and payable. (Section 15.01)

An effective default under any Class “A” Mortgage or under the Mortgage will result in an effective default under all those mortgages. The Mortgage Trustee may withhold notice of default (except in payment of principal, interest or funds for retirement of bonds) if it determines that it is not detrimental to the interests of the bondholders. (Section 15.02)
The Mortgage Trustee or the holders of 25% of the principal amount of the bonds outstanding may declare the principal and interest due and payable on Default, but a majority may annul the declaration if the Default has been cured. (Section 15.03) No holder of bonds may enforce the lien of the Mortgage unless the Mortgage Trustee is given written notice of a Default and the Mortgage Trustee fails to act after the holders of 25% of the principal amount of the bonds outstanding have requested in writing the Mortgage Trustee to act, offered it reasonable opportunity to act and offered an indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred when enforcing the lien. (Section 15.16) The holders of a majority of the bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee or exercising any trust or power conferred on the Mortgage Trustee, although the Mortgage Trustee has the right to decline to follow the direction if it involves personal liability or would be unjustifiably prejudicial to nonassenting bondholders, among other reasons. (Section 15.07) The Mortgage Trustee is not required to risk its funds or incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured. (Section 19.08)
Defeasance
Under the terms of the Mortgage, we will be discharged from any and all obligations under the Mortgage in respect of the bonds of any series if we deposit with the Mortgage Trustee, in trust, moneys or government obligations, in an amount sufficient to pay all the principal of, premium (if any) and interest on, the bonds of those series or portions thereof, on the redemption date or maturity date thereof, as the case may be. The Mortgage Trustee need not accept the deposit unless it is accompanied by an opinion of counsel to the effect that (a) we have received from, or there has been published by, the Internal Revenue Service a ruling or, (b) since the date of the Mortgage, there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon the opinion of counsel shall confirm that, the holders of the bonds or the right of payment of interest thereon (as the case may be) will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, and/or ensuing discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if the deposit and/or discharge had not occurred. (Section 20.02)
Upon the deposit, our obligation to pay the principal of (and premium, if any) and interest on those bonds shall cease, terminate and be completely discharged and the holders of such bonds shall thereafter be entitled to receive payment solely from the funds deposited. (Section 20.02)

DESCRIPTION OF UNSECURED DEBT SECURITIES
This section of this prospectus describes the general terms and provisions of the unsecured debt securities that we may offer, which may be issued as senior unsecured debt securities or subordinated unsecured debt securities (which may include junior subordinated unsecured debt securities, senior subordinated unsecured debt securities and subordinated unsecured debt securities of any other relative ranking). For a description of the first mortgage bonds that we may offer, see “Description of First Mortgage Bonds.” When we offer to sell a particular series of unsecured debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of unsecured debt securities.
General
We may issue senior debt securities or subordinated debt securities, in addition to the first mortgage bonds described under “Description of First Mortgage Bonds.” Both the senior debt securities and the subordinated debt securities will be our direct unsecured obligations. The senior debt securities and the subordinated debt securities will be issued under a senior indenture and a subordinated indenture, respectively, in each case between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The following summary of certain provisions of the indentures does not purport to be complete and is qualified in its entirety by reference to the detailed provisions of the forms of indentures (copies of which are filed as exhibits to the registration statement of which this prospectus is a part). Except to the extent set forth in a prospectus supplement for a particular series of debt securities, the indentures, as amended or supplemented from time to time, will be substantially similar to the forms of indentures filed as exhibits to the registration statement and described below.
Prospectus Supplement
A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms may include:
•
the title of the series of debt securities;

•
whether the series of debt securities are senior debt securities or subordinated debt securities;

•
the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

•
if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

•
the rate or rates of interest, if any, which will be borne by such debt securities, which may be fixed or variable;

•
the date from which interest will accrue;

•
the record date for interest payable on the debt securities;

•
the maturity date of the debt securities;

•
the dates when, places where and manner in which principal, premium, if any, and interest will be payable;

•
the securities registrar if other than the trustee;

•
the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

•
the terms of any redemption at the option of holders of the debt securities;

•
the denominations in which the debt securities are issuable;

•
whether the debt securities will be represented by a global security and the terms of any such global security;

•
the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

•
any events of default, covenants or defined terms in addition to or in lieu of those set forth in the applicable indenture;

•
whether and upon what terms the debt securities may be defeased;

•
any rights that would allow an interest payment date in connection with any series of debt securities to be deferred or extended;

•
any special tax implications of the debt securities; and

•
any other terms in addition to or different from those contained in the applicable indenture.

The debt securities may bear interest at a fixed or a floating rate, or may bear no interest. Debt securities bearing no interest or bearing interest at a rate below the prevailing market rate at the time of issuance may be deemed to be issued at a discount below their stated principal amount. Further, the holders of any debt securities as to which we have the right to defer interest may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Material federal income tax consequences may result from any such deemed original issue discount or interest deferrals. Any such material federal income tax consequences will be described in the applicable prospectus supplement.
Ranking of Senior Debt Securities; Ranking of Subordinated Debt Securities
The senior debt securities will rank senior to our subordinated debt securities and any of our other indebtedness that by its terms is subordinated in right of payment to the senior debt securities. In addition, the senior debt securities will rank pari passu in right of payment with our other senior indebtedness, but will effectively rank junior to our senior secured indebtedness, including the first mortgage bonds described in this prospectus, to the extent of the value of the collateral securing such senior secured indebtedness.
The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities, the first mortgage bonds described in this prospectus and all of our other current and future senior debt. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.
Neither the subordinated indenture nor the senior indenture will limit the amount of senior debt (whether secured or unsecured) that we can incur, and the mortgage bond indenture will not limit the amount of senior unsecured debt that we can incur.
Redemption or Repurchase
The prospectus supplement relating to any particular series of debt securities will set forth the redemption or repurchase terms and other specific terms of those debt securities.
If we elect or are required to redeem all or part of any series of debt securities, we will provide a notice of redemption at least 10 days prior to the redemption date. A failure to duly give notice to any applicable holder will not affect the validity of the redemption of any other debt securities. A notice of redemption may be subject to the receipt of the redemption amount by the applicable trustee on or before the date fixed for redemption and will be of no effect unless the redemption amount is received. If the redemption amount is held by the applicable trustee for redemption, on and after the redemption date the debt securities subject to redemption will cease to bear interest.
Consolidation, Merger, Conveyance, Transfer or Lease
We may consolidate or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, another corporation or other entity. Any successor must, however, (i) be organized under the laws of the United States, any state there of or the District of Columbia, and (ii) assume our obligations under any outstanding series of debt securities and the indentures applicable thereto. When those conditions are satisfied, the successor will succeed to and be substituted for us under the applicable indenture, and we will be relieved of our obligations under such indenture and any debt securities issued thereunder.
Events of Default
Except as described in the applicable prospectus supplement, the following will constitute events of default under the applicable indenture:
•
we fail to pay interest on the applicable series of debt securities when due and such failure continues for 30 days; provided that, if applicable, for this purpose, the date on which interest is due is the date on which we are required to make payment following any deferral of interest payments by us under the terms of the applicable series of debt securities that permit such deferral;

•
we fail to pay principal of, and premium, if any, on the applicable series of debt securities when due;

•
we breach any other covenant or representation in the applicable indenture and such breach continues for 90 days (such period to be extended if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

•
a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; or

•
we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

Upon the occurrence and continuance of an event of default under an indenture with respect of a series, the trustee or holders of a majority in aggregate principal amount of the applicable series of debt securities may declare such debt securities to be immediately due and payable. After the declaration of acceleration has been made with respect to any series and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled if:
•
the Company has paid or deposited with the trustee all overdue interest, the principal and any premium due otherwise than by the declaration and any interest on such amounts, and any interest on overdue interest, to the extent legally permitted, in each case with respect to that series, and all amounts due to the trustee; and

•
all events of default with respect to that series, other than the nonpayment of the principal that became due solely by virtue of the declaration, have been cured or waived.

Prior to acceleration, holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal, premium, if any, or interest and (2) an event of default related to a covenant or other provision of the applicable unsecured indenture that cannot be modified without the consent of each holder of unsecured debt securities affected thereby
The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the applicable indenture at the request or direction of any of the holders pursuant to the applicable indenture, unless such holders shall have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
Satisfaction and Discharge, Legal Defeasance and Covenant Defeasance
Upon our written request, each indenture with respect to any series of debt securities shall be satisfied and discharged (except as to certain surviving rights and obligations specified in such indenture) when:
•
either all debt securities have been delivered to the applicable trustee for cancellation or all debt securities not delivered to the applicable trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year

(at maturity or due to redemption) and we have irrevocably deposited with such trustee money or government obligations sufficient (without reinvestment of interest earned thereon) to pay and discharge the debt securities to the applicable date of maturity or redemption (including principal, any premium and interest thereon);
•
no event of default shall have occurred and be continuing on the date of the deposit or, in the case of any cross-acceleration default or judgment default, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit;

•
we have paid or caused to be paid all other sums payable by us under the indenture; and

•
we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been satisfied.

Each indenture provides that we may be:
•
discharged from its obligations, with certain limited exceptions, with respect to any series of debt securities, as described in such indenture, such a discharge being called a “legal defeasance” in this prospectus; and

•
released from its obligations under certain restrictive covenants established with respect to any series of debt securities, as described in such indenture, such a release being called a “covenant defeasance” in this prospectus.

We must satisfy certain conditions to effect a legal defeasance or covenant defeasance. Those conditions include the irrevocable deposit with the applicable trustee, in trust, of money or government obligations which through their scheduled payments of principal and interest would provide sufficient money (without reinvestment of interest earned thereon) to pay the principal and any premium and interest on those debt securities on the stated maturity date for payment thereof or upon the applicable redemption date, as the case may be. We must also deliver to the applicable trustee an opinion of counsel stating that, under then-existing United States federal income tax law, the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance.
Following a legal defeasance, payment of the debt securities defeased may not be accelerated because of an event of default under the applicable indenture. Following a covenant defeasance, the payment of debt securities may not be accelerated by reference to the covenants from which we have been released. A legal defeasance may occur after a covenant defeasance.
Option to Extend Interest Payment Period
To the extent specified in the applicable prospectus supplement or other offering materials, we may elect to defer interest payments on the debt securities by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement or other offering materials (each, an extension period). Other details regarding the extension period will also be specified in the applicable prospectus supplement or other offering materials. No extension period may extend beyond the maturity of the applicable series of debt securities. At the end of the extension period(s), we will pay all then accrued and unpaid interest.
Modifications to the Indenture
Except as otherwise set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to provisions which allow us and the trustee to amend the applicable unsecured indenture without the consent of any holder of unsecured debt securities for the following purposes:
•
to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions, provided that the amended provision shall not adversely affect the interests of holders of outstanding unsecured debt securities in any material respect;

•
to add covenants, events of default or collateral, or to surrender a right or power conferred upon us in the applicable unsecured indenture;

•
to establish the form of additional unsecured debt securities in accordance with the terms of the applicable unsecured indenture;

•
to evidence the succession of another company to us and the assumption by the successor of our obligations under the applicable unsecured indenture;

•
to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

•
to permit the trustee to comply with any duties imposed upon it by law;

•
to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the unsecured debt securities; and

•
to change or eliminate any of the provisions of the applicable unsecured indenture, so long as the change or elimination becomes effective only when there are no unsecured debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

Except as set forth in the applicable prospectus supplement, the unsecured debt securities will be subject to certain provisions which allow us and the trustee to amend the applicable unsecured indenture for any other purpose with the consent of holders of a majority in aggregate principal amount of the applicable series of unsecured debt securities, other than amendments which:
•
change the stated maturity of the applicable series of unsecured debt securities;

•
reduce the principal amount of the applicable series of unsecured debt securities;

•
reduce the interest rate for the applicable series of unsecured debt securities;

•
extend the dates for scheduled payments of principal and interest on the applicable series of unsecured debt securities;

•
impair the right of a holder of the applicable series of unsecured debt securities to institute suit for the payment of its unsecured debt securities; or

•
reduce the percentage of holders of unsecured debt securities required to consent to amendments or waive defaults under the applicable unsecured indenture.

The items described in the first five bullets above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be, affected by the amendment. The item described in the last bullet above will require the consent of all holders of senior unsecured debt securities or subordinated unsecured debt securities, as the case may be.
In addition, any amendment to, or waiver of, the provisions of the unsecured subordinated indenture relating to subordination that adversely affects the rights of the holders of the subordinated unsecured debt securities will require the consent of the holders of at least 75% in aggregate principal amount of subordinated unsecured debt securities then outstanding.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator, member, manager, partner (whether general or limited) or stockholder of the Company, as such, will have any liability for any of our obligations under the debt securities or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities laws.
Governing Law
The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.

GLOBAL SECURITIES
The securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:
•
be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

•
be deposited with the depositary or nominee or custodian; and

•
bear any required legends.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the securities represented by the global security for all purposes under the securities and the applicable indenture. Except in the limited circumstances described below, owners of beneficial interests in a global security:
•
will not be entitled to have the securities registered in their names;

•
will not be entitled to physical delivery of certificated securities; and

•
will not be considered to be holders of those securities under the securities or the applicable indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of securities represented by the global security to the accounts of its participants.
Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests held by participants on behalf of other persons.
Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.
Exchange of Global Securities for Certificated Securities
Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for securities in certificated form only in the following circumstances:
•
if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Exchange Act and we do not appoint a replacement depositary within 90 days;

•
an event of default under the applicable indenture has occurred and is continuing; or

•
if we determine, subject to the procedures of the depositary, that a series of the securities will no longer be represented by global securities.

If any global securities are exchangeable for certificated securities as described above, we will execute, and the applicable trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.

PLAN OF DISTRIBUTION
We may sell the securities through underwriters, dealers or agents, or directly to one or more purchasers. The prospectus supplement with respect to the securities being offered will set forth the specific terms of the offering of those securities, including the name or names of any underwriters, dealers or agents, the purchase price of those securities and the proceeds to us from the sale, any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
If we use underwriters to sell securities, we will enter into an underwriting agreement with the underwriters. Those securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Any underwriting compensation paid by us to the underwriters or agents in connection with an offering of securities, and any discounts, concessions or commissions allowed by underwriters to dealers, will be set forth in the applicable prospectus supplement to the extent required by applicable law. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to specific conditions, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
If a dealer is used in the sale of any securities, we will sell those securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer involved in a particular offering of securities and any discounts or concessions allowed or reallowed or paid to the dealer will be set forth in the prospectus supplement relating to that offering.
The securities may be sold directly by us or through agents designated by us from time to time. We will describe the terms of any direct sales in a prospectus supplement. Any agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of any of the securities will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offer or sale. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment.
In connection with a particular underwritten offering of securities, and in compliance with applicable law, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the classes or series of securities offered, including stabilizing transactions and syndicate covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. A description of these activities, if any, will be set forth in the prospectus supplement relating to that offering.
Underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for us and our affiliates in the ordinary course of business.
We will indicate in a prospectus supplement the extent to which we anticipate that a secondary market for the securities will be available. Unless we inform you otherwise in a prospectus supplement, we do not intend to apply for the listing of any securities on a national securities exchange. If the securities are sold to or through underwriters, the underwriters may make a market in such securities, as permitted by applicable laws and regulations. No underwriter would be obligated, however, to make a market in the securities, and any market-making could be discontinued at any time at the sole discretion of the underwriters. Accordingly, we cannot assure you as to the liquidity of, or trading markets for, the securities.
Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be “underwriters” within the meaning of, and any discounts and commissions received by them and any profit realized by them on resale of those securities may be deemed to be underwriting discounts and commissions under, the Securities Act. Subject to some conditions, we may agree to indemnify the several underwriters, dealers or agents and their controlling persons against specific civil liabilities, including liabilities under the Securities Act, or to contribute to payments that person may be required to make in respect thereof.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers and any broker-dealer or other person who participates in such distributing from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our securities.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement filed with the SEC. The registration statement contains additional information and exhibits not included in this prospectus and refers to documents that are filed as exhibits to other SEC filings. We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings can also be accessed through our website at http://www.pacificorp.com. The information found on our website, other than any of our SEC filings that are incorporated by reference herein, is not part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (but only to the extent the information therein is filed and not furnished), until all of the securities covered by this prospectus have been sold:
•
Annual Report on Form 10-K for the year ended December 31, 2023;

•
Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and

•
Current Reports on Form 8-K filed with the SEC on January 5, 2024, June 3, 2024 and June 24, 2024.

Upon written or oral request, we will deliver a copy of these filings (other than exhibits to such documents unless such exhibits are specifically incorporated by reference therein), at no cost to you, by writing or telephoning us at the following address:
PacifiCorp
825 N.E. Multnomah Street, Suite 1900
Portland, Oregon 97232
Telephone: (888) 221-7070
Attention: Treasury

LEGAL MATTERS
The validity of the securities will be passed upon for us by Perkins Coie LLP, Portland, Oregon. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The financial statements of PacifiCorp as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this prospectus by reference to PacifiCorp’s annual report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
With respect to the unaudited interim financial information for the periods ended March 31, 2024 and 2023, which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in PacifiCorp’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and incorporated by reference herein, they did not audit, and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

$300,000,000 First Mortgage Bonds 4.650% Series Due 2029
$550,000,000 First Mortgage Bonds 5.100% Series Due 2031
$800,000,000 First Mortgage Bonds 5.450% Series Due 2033
$850,000,000 First Mortgage Bonds 5.800% Series Due 2036

PROSPECTUS SUPPLEMENT
March 23, 2026

Joint Book-Running Managers
J.P. Morgan	Mizuho	Wells Fargo Securities
Barclays	PNC Capital Markets LLC
Co-Managers
BofA Securities	BMO Capital Markets	Citigroup	MUFG	SMBC Nikko	TD Securities	US Bancorp